EXHIBIT 99.1

Agenus and ChemRar Enter Into Agreement in the Area of Personalized Cancer Vaccines

Agreement Covers the Launch of the Oncophage(R) Vaccine, Approved in Russia

LEXINGTON, Mass. and MOSCOW, Dec. 19, 2011 (GLOBE NEWSWIRE) -- Agenus Inc. (Nasdaq:AGEN), a biotechnology company working to develop treatments for cancers and infectious diseases, and NewVac LLC (a subsidiary of ChemRar High Tech Center and resident of the Skolkovo Innovation Center in Russia), a company focused on the development of innovative technology for cancer immunotherapy, announced today that they have entered into a license, development and manufacturing technology transfer agreement for Agenus' Oncophage® (HSPPC-96; vitespen) vaccine. Oncophage is approved in Russia for the treatment of renal cell carcinoma ("RCC"; kidney cancer) in patients at intermediate risk of recurrence.

Under the agreement, Agenus has granted NewVac an exclusive license to manufacture, market and sell Oncophage as well as pursue a development program of Oncophage in combination with NewVac's co-adjuvant technology in the Russian Federation and CIS countries. Agenus is entitled to receive a transfer price and/or royalties upon Oncophage product sales, and potential milestone payments.

"We are very excited to work with NewVac as an innovative scientific partner that is ready to both establish an Oncophage manufacturing facility in Russia and to commercialize this unique personalized cancer vaccine.  In addition, the planned development efforts for Oncophage in combination with NewVac's co-adjuvant will provide us with an opportunity to explore how Oncophage can contribute even more to patient care," said Garo H. Armen, Ph.D., Chairman and CEO of Agenus Inc. "This agreement brings us a step closer to making this product available to patients and driving further innovation in the cancer immunotherapy field."

Nikolay Savchuk, Chairman of the Board of NewVac noted: "Our goal is to create an innovative world-class biomedical platform for the treatment of oncologic diseases based on immunotherapeutic approaches in Russia.  We analyzed all available types of cancer immunotherapies from the Russian and global markets and selected the Agenus technology to advance our development programs.  NewVac is going to initiate clinical studies of a co-adjuvant small molecule to be used in combination with immunotherapeutic tumor vaccines. We are honored to commit our research platform to such a noble cause and we plan to conduct clinical studies in combination with Oncophage in Russia in 2012. We are glad that Agenus' R&D team, who developed this breakthrough technology, is so committed to this collaboration. NewVac is establishing GMP manufacturing for Oncophage in Russia, making it more easily accessible to Russian patients."

The NewVac project was launched under the auspices of Skolkovo. The Skolkovo innovation center is a high technology business area that will host five scientific communities that carry top priority for Russia -- energy, information technology, telecommunications, biomedicine and nuclear technologies.  Skolkovo's status makes it possible to invite top research centers to collaborate with the Russian scientific community and innovative businesses in order to integrate the most recent advances in molecular biology, immunology and pharmaceutics under the aegis of the Russian company.

About Renal Cell Carcinoma, a Deadly Disease Upon Recurrence

Renal cell carcinoma is the most common type of kidney cancer accounting for almost 90 percent of all kidney tumors. By the time RCC is diagnosed, about one third of patients will have developed metastatic disease. In addition, RCC recurs in 20-40% of patients with localized tumors.

The most recent data published by the International Agency for Research on Cancer estimated that there were approximately 16,329 new cases of kidney cancer in Russia in 2004, and about 10,872 people died from the disease. Despite earlier detection, patients with locally advanced disease face a poor prognosis, with a 5-year survival rate of approximately 50 percent due to tumor recurrence. Currently, no approved therapies exist in the EU for use in localized disease.

About Oncophage

In April 2008, Oncophage was approved in Russia for the adjuvant treatment of kidney cancer patients at intermediate risk for disease recurrence. Derived from each individual's tumor, Oncophage contains the 'antigenic fingerprint' of the patient's particular cancer and is designed to reprogram the body's immune system to target only cancer cells bearing this fingerprint. Oncophage is intended to leave healthy tissue unaffected and limit the debilitating side effects typically associated with traditional cancer treatments such as chemotherapy and radiation therapy.

Nearly 800 patients in clinical trials throughout Russia, North America and Europe have been treated with Oncophage produced in Agenus' facility located in Lexington, Massachusetts. Studies with Oncophage have demonstrated efficacy signals in multiple cancers, including melanoma, glioma, colorectal, pancreatic, renal cell carcinoma, gastric cancer and non-Hodgkins lymphoma.

Oncophage has been studied in Phase 3 clinical trials for the treatment of kidney cancer and metastatic melanoma and is currently being investigated in Phase 2 studies in newly diagnosed and recurrent glioma as Prophage Series G-100 and G-200, respectively. In April 2009, the World Vaccine Congress named Oncophage as the best therapeutic vaccine. Oncophage is approved for sale in Russia for the adjuvant treatment of kidney cancer patients at intermediate-risk for disease recurrence.

About Agenus

Agenus Inc. is a biotechnology company working to develop treatments for cancers and infectious diseases. The company is focused on immunotherapeutic products based on strong platform technologies with multiple product candidates advancing through the clinic, including several product candidates that have advanced into late-stage clinical trials through corporate partners. Between Agenus and its partners, 18 programs are in clinical development. For more information, please visit www.agenusbio.com.

The Agenus logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8187

About NewVac LLC

NewVac LLC is a subsidiary of ChemRar High Tech Center, the top Russian non-governmental research and development center for life sciences. NewVac's major objective is integration of pre-clinical and clinical findings in order to design effective business models for commercialization of knowledge obtained both in Russia and abroad.

In December 2010, NewVac LLC became one of the first resident companies of the Skolkovo Innovation Center, in the Moscow Region. The vision of the Skolkovo Innovation Center is to become the principal Russian center for integrated economic and technological innovation. In the specially designated Skolkovo Center territory, streamlined conditions will be created for innovative R&D within the strategic sectors of alternative energy, energy efficiency, nuclear, space, biomedical and computer sciences.

Forward-Looking Statement

This press release contains forward-looking statements, including statements regarding development and commercialization activities of Agenus and its licensee, NewVac, and the potential benefits to the company and cancer patients from such activities. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended September 30, 2011. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus' business and securities, investors should give careful consideration to these risks and uncertainties.

Oncophage is a registered trademark of Agenus Inc. and its subsidiaries.

CONTACT: Media and Investors:
         Jonae R. Barnes
         Vice President
         Investor Relations & Corporate Communications
         617-818-2985

         NewVac LLC
         141400, Russia, Moscow region
         Khimki, Rabochaya Street, 2-a/1
         Tel: +7 (495) 925 3074
         Fax: +7 (495) 626 9780
         E-mail: sb@newvac.ru
         www.newvac.ru